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                                                                    Exhibit 4.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               TELCO SYSTEMS, INC.

       FIRST: The name of this Corporation is TELCO SYSTEMS, INC.

       SECOND: The address of the registered office of this Corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

       THIRD: The name of the mailing address of the incorporator of the corporation is:

                         Kent L. Robertson
                         333 Twin Dolphin Drive
                         Suite 725
                         Redwood City, California 94065

       FOURTH: The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       FIFTH:

       (A) This Corporation is authorized to issue two classes of stock, preferred stock and common stock, and the authorized number of shares of preferred stock is Five Million (5,000,000) and the authorized number of shares of common stock is Twenty-Five Million (25,000,000). The stock, whether preferred stock or common stock, shall have a par value of $.01 per share.

       (B)   (1)   Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

             (2) Twenty-Four Million (24,000,000) shares of the common stock authorized herein shall hereafter be designated "Common Stock," and, subject to reconstitution and conversion as provided in subparagraph (b) below, One Million (1,000,000) shares of the common stock authorized herein are designated "Series A Junior Common Stock."

                   (a) The rights, preferences, privileges and restrictions of Common Stock and Series A Junior Common Stock shall be identical in all respects, except as follows:

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                         (i)   VOTING RIGHTS.  On all matters submitted to a
vote of the holders of this Corporation's common stock, each share of Common Stock shall entitle the holder thereof to one vote. Series A Junior Common Stock shall have no voting rights.

                         (ii)   Liquidation.  In the event of any liquidation,
dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to receive for each share of Common Stock then held by them an amount equal to forty (40) times the amount which, after such distribution, would remain available for distribution to holders of Series A Junior Common Stock for each share of Series A Junior
Common Stock then held by them.

                         (iii)   Dividends.  In the event of any declaration
or payment of dividends with respect to common stock, the dividend for each share of Common Stock shall be equal to twenty (20) times the dividend for each share of Series A Junior Common Stock.

                   (b) Upon the occurrence of any of the following events, each share of Series A Junior Common Stock (whether issued or unissued) shall automatically be converted into or reconstituted as one (1) share of Common
Stock:

                         (i)    On the date of issuance of the report of this
Corporation's independent public accountants for any fiscal year of this Corporation in which the income of this Corporation, before provision for income tax and extraordinary items, exceeds $1.40 per share on a fully diluted basis, as determined under generally accepted accounting principles;

                         (ii)   Upon the sale of all or substantially all of the
assets of this Corporation;

                         (iii)  Upon the effectiveness of any reorganization in
which the stockholders of this Corporation immediately before the reorganization do not own immediately after the reorganization at least 50% of the voting power of this Corporation or its successor. For the purpose of this subsection (b), a reorganization shall be defined as:

                   (x) A merger pursuant to Article IX of the Delaware General
             Corporation Law other than a merger pursuant to Section 253 of such law;

                   (y) The acquisition by one corporation in exchange in whole or in part for its equity securities (or the equity securities of a corporation which is in control of the acquiring corporation) of shares of another corporation if, immediately after the acquisition, the acquiring corporation has control (defined as ownership, directly or indirectly, of shares possessing more than 50% of the votes eligible to be cast for the election of directors at the time in question) of such other corporation; or

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                   (z) The acquisition by one corporation in exchange in whole or in part for its equity securities (or the equity securities of a corporation which is in control of the acquiring corporation) or for its debt securities (or debt securities of a corporation which is in control of the acquiring corporation) which are not adequately secured and which have a maturity date in excess of five years after the consummation of the reorganization, or both, of all or substantially all of the assets of another corporation.

                   (c) Each conversion of shares hereunder shall be effected by the surrender at the office of this Corporation or any transfer agent for such shares of the certificate therefor, in such form and accompanied by such documents, if any, as this Corporation may require. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office a certificate or certificates representing the number and class or series of shares into which such shares are convertible hereunder. Such conversion shall be deemed to have occurred as of the time set forth in subparagraph (b) hereinabove.

                   (d) In the event of any (i) stock split, reverse stock split, or other subdivision or combination of the Common Stock or (ii) stock dividend or other distribution on the Common Stock payable in Common Stock, unless there has been a corresponding change in or distribution of Series A Junior Common Stock, an appropriate pro rata adjustment or adjustments shall be made in the rights set forth in subparagraph (a) hereinabove and the conversion ratio and events set forth in subparagraph (b) hereinabove. No fractional shares shall be issued upon conversion of Series A Junior Common Stock. In lieu of any fractional share to which a stockholder would otherwise be entitled, this Corporation shall pay cash equal to such fraction multiplied by the then fair market value per share of Series A Junior Common Stock as determined in good faith by this Corporation's Board of Directors.

       SIXTH:      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal from time to time any or all of the Bylaws of this Corporation.

       SEVENTH:    The number of directors which shall constitute the whole
Board of Directors of this Corporation shall be as specified in the Bylaws of this Corporation, subject to the provisions of Article SIXTH and this Article SEVENTH.

       EIGHTH:     No action shall be taken by the stockholders except at an
annual or special meeting of stockholders. No action shall be taken by stockholders by written consent.

       NINTH:      Special meetings of the stockholders of this Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President, by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in resolution of the Board of Directors or in the Bylaws of this Corporation, include the power to call such

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meetings, and by stockholders of the Corporation owning, directly or indirectly, shares possessing not less than 20% of the votes eligible to be cast for the election of directors at the time in question, but such special meetings may not be called by any other person or persons; provided, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any certificate filed under Section 151(g) of the Delaware General Corporation Law designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to or imposed on the holders of such designated Preferred Stock, as permitted by Article FIFTH hereof, then such special meeting may also be called by such person or persons in the manner, at the times and for the purposes so specified.

       TENTH:

       (A) In addition to any affirmative vote required by law or this Certificate of Incorporation or a certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware or the Bylaws and except as otherwise expressly permitted in paragraph (b) of this Article TENTH, a Business Combination (as hereafter defined) with, for, or on behalf of, any Interested Shareholder (as hereafter defined) or any Affiliate or Associate (as hereafter defined) of such Interested Shareholder shall require the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all the then-outstanding Voting Stock (as hereafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage of a separate class vote may otherwise be specified, by law or by any agreement between this Corporation and any national securities exchange or otherwise.

       (B) The provisions of paragraph A of this Article TENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote, if any, as is required by law or by any other provisions of this Certificate of Incorporation or a certificate filed under
Section 151(g) of the General Corporation Law of the State of Delaware or the Bylaws, or by any agreement between this Corporation and any national securities exchange, if (i) such Business Combination shall have been specifically approved by a majority of the Disinterested Directors (as hereafter defined) at the time or (ii) all the conditions specified in each of the following subparagraphs 1, 2, 3, 4, 5, and 6 are satisfied.

             (1) The aggregate amount of cash and the Fair Market Value (as hereafter defined) as of the Consummation Date (as hereafter defined) of any consideration other than cash to be received per share by holders of Voting Stock in such Business Combination, shall be at least equal to the highest amount determined under clauses (a) and (b) below;

                   (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of such Interested Shareholder for any share of Voting Stock in connection with the acquisition by the Interested Shareholder of Beneficial Ownership (as hereafter defined) of shares of Voting Stock (i) within the five-year period immediately prior to the Announcement Date (as hereafter defined) or
(ii) in

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the transaction or series of transactions in which it became an Interested
Shareholder, whichever is higher, in either case adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Voting Stock; or

                   (b) the Fair Market Value per share of Voting Stock on the Announcement Date or the Determination Date (as hereafter defined), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Voting Stock.

             (2) The consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of Beneficial Ownership of shares of such class or series of Voting Stock. If the consideration so paid for shares of any class or series of Voting Stock varied as to form, the form of consideration for such class or series of Voting Stock shall either be cash or the form used to acquire Beneficial Ownership of the largest number of shares of such class or series of Voting Stock acquired by the Interested Shareholder during the five-year period prior to the Announcement Date. If non-cash consideration is to be paid, the Fair Market Value of such non-cash consideration shall be determined on and as of the Consummation Date.

             (3) After the Determination Date and prior to the Consummation Date there shall have been (a) no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Voting Stock; (b) no reduction in the annual rate of dividends paid on the Voting Stock (except as necessary to reflect any split or subdivision of the Voting Stock), except as approved by a majority of the Disinterested Directors; (c) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split or combination of shares), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Voting Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (d) no transaction by which such Interested Shareholder has become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction that results in the Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage Beneficial Ownership of any class or series of Voting Stock.

             (4) After the Determination Date, such Interested Shareholder shall not have received the benefit, directly or indirectly (except as a stockholder of this Corporation, in proportion to its stockholding), of any loans, advances, guarantees or similar financial assistance or any tax credits or tax advantages provided by this Corporation (collectively, "Financial Assistance"), whether in anticipation of or in connection with such Business Combination or otherwise.

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             (5)   A proxy or information statement describing the proposed
Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of this Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations, or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent location, any statement as to the advisability or inadvisability of the Business Combination that the Disinterested Directors, or any of them, may desire to make and, if deemed advisable by a majority of the Disinterested Directors, the proxy or information statement shall contain the opinion of an independent investment banking firm selected by a majority of the Disinterested Directors as to the fairness or lack of fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Voting Stock other than the Interested Shareholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by this Corporation.

             (6) Such Interested Shareholder shall not have made any major change in this Corporation's business or equity capital structure without the approval of a majority of the Disinterested Directors.

       (C)   The following definitions shall apply with respect to this Article
TENTH:

             (1) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to those terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and as in effect on the date that this provision of this Corporation's Certificate of Incorporation is approved by the stockholders (the term "registrant" in said Rule 12b-2 meaning in this case this Corporation).

             (2) The term "Announcement Date" with respect to any Business Combination means the date of the first public announcement of the proposal of such Business Combination.

             (3) A person shall be a "Beneficial Owner" of, or have "Beneficial Ownership" of, or "Beneficially Own," any Voting Stock over which such person or any of its Affiliates or Associates, directly or indirectly, through any contract, arrangement, understanding or relationship, has or shares or, upon the exercise of any conversion right, exchange right, warrant, option or similar interest (whether or not then exercisable) would have or share, either (a) voting power (including the power to vote or to direct the voting) of such security or (b) investment power (including the power to dispose or direct the disposition) of such security. For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include any shares Beneficially Owned by such person even though not actually outstanding, but shall not include any other shares of Voting Stock which are not outstanding but which may be issuable to other persons pursuant to any

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agreement, arrangement or understanding, or upon exercise of any conversion right, exchange right, warrant, option or similar interest.

             (4)   The term "Business Combination" shall mean:

                   (a) any merger or consolidation of this Corporation or any Subsidiary (as hereafter defined) with (i) any Interested Shareholder (as hereafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which after such merger or consolidation would be an Affiliate or Associate of an Interested Shareholder; or

                   (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security agreement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of related transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, involving any assets, securities, or commitments of this Corporation, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder which, together with all other such arrangements (including all contemplated future events) have an aggregate Fair Market Value (as hereafter defined) and/or involve aggregate commitments of $5,000,000 or more; or

                   (c) the issuance or transfer by this Corporation or any Subsidiary (in one transaction or a series of related transactions) to an Interested Shareholder or Affiliate or Associate of an Interested Shareholder of any securities of this Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof, having an aggregate Fair Market Value as of the Announcement Date of $5,000,000 or more, other than the issuance of securities upon the conversion or exchange of securities of this Corporation or in exchange for securities of any Subsidiary which were acquired by an Interested Shareholder from this Corporation or a Subsidiary in a Business Combination which was approved by a vote of the shareholders pursuant to this Article TENTH; or

                   (d) the adoption of any plan or proposal for the liquidation or dissolution of this Corporation;

                   (e) any reclassification of any securities of this Corporation (including any reverse stock split), any recapitalization of the Voting Stock of this Corporation, any merger of consolidation of this Corporation with or into any Interested Shareholder, or any other transaction (whether or not with or otherwise involving any Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Voting Stock or series thereof of this Corporation or of any Subsidiary Beneficially Owned by any Interested Shareholder or Affiliate or Associate of an Interested Shareholder or as a result of which the shareholders of this Corporation would cease to be shareholders of a corporation having, as part of its certificate or articles of incorporation, provisions to the same

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effect as this Article TENTH and the provisions of Article ELEVENTH of this
Certificate of Incorporation relating to the provisions of this Article TENTH;
or

                   (f) any agreement, contract or other arrangement providing for one or more of the actions specified in the foregoing paragraphs (a) through
(e), or any series of transactions which, if taken together, would constitute one or more of the actions specified in the foregoing paragraphs (a) through
(e).

             (5) The term "Consummation Date" means the date of the consummation of a Business Combination.

             (6) The term "Determination Date" in respect to an Interested Shareholder means the date on which such Interested Shareholder first became an Interested Shareholder.

             (7) The term "Disinterested Director" with respect to a Business Combination means any member of the Board of Directors of this Corporation who is not an Interested Shareholder or an Affiliate or Associate of, and was not directly or indirectly a nominee of, any Interested Shareholder involved in such Business Combination or any Affiliate or Associate of such Interested Shareholder and who either (a) was a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, or
(b) is a successor of a Disinterested Director and was nominated to succeed a Disinterested Director by a majority of the Disinterested Directors at the time of his nomination. Any reference to "Disinterested Directors" shall refer to a single Disinterested Director if there be but one.

             (8)   The term "Fair Market Value" as of any particular date means
(a) in the case of cash, the amount of such cash, (b) in the case of stock (including Voting Stock), the highest closing price per share of such stock during the thirty-day period immediately preceding the date in question on the principal United States security exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed or, if such stock is not listed on any such exchange, the highest last sales price as reported by the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ") during the thirty-day period immediately preceding the date in question if the stock is a National Market System security, or, if such stock is not a National Market System security, the highest reported closing bid quotation for a share of such stock during the thirty-day period preceding the date in question on NASDAQ or any successor quotation reporting system or, if quotations are not available in such system, as furnished by the National Quotation Bureau Incorporated or any similar organization furnishing quotations, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (c) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market, or in the case of property other than cash or stock, or in the case of Financial Assistance, the fair market value of such stock, property or Financial Assistance, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

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             (9)   The term "Interested Shareholder" shall mean any person,
other than this Corporation, any Subsidiary or any employee benefit plan of this Corporation or any Subsidiary, who or which

                   (a) is or has announced or publicly disclosed a plan or intention to become the Beneficial Owner, directly or indirectly, of shares of Voting Stock representing 20% or more of the total votes which all of the then-outstanding shares of Voting Stock are entitled to cast in the election of directors; or

                   (b) is an Affiliate or Associate of any person described in subparagraph 9(a) at any time during the five-year period immediately preceding the date in question; or

                   (c) acts with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of this Corporation, and such group is the Beneficial Owner, directly or indirectly, of shares of Voting Stock representing 15% or more of the total votes which all of the then-outstanding shares of Voting Stock are entitled to cast in the election of directors.

             Any reference to a particular Interested Shareholder involved in a Business Combination shall also refer to any Affiliate or Associate thereof, any predecessor thereto and any other person acting as a member of a partnership, limited partnership, syndicate or group with such particular Interested Shareholder within the meaning of the foregoing clause c of this subparagraph 9.

             (10) A "person" shall mean any individual, firm, company, corporation (which shall include a business trust), partnership, joint venture, trust or estate, association or other entity.

             (11) The term "Subsidiary" in respect of this Corporation means any corporation or partnership of which a majority of any class of its equity securities is owned, directly or indirectly, by this Corporation.

             (12) The term "Voting Stock" shall mean all shares of capital stock that entitle the holder to vote for the election of directors, including, without limitation, this Corporation's Common Stock.

       (D) A majority of the Disinterested Directors shall determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article TENTH, including, without limitation
(1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock Beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another person, (4) whether the requirements of paragraph B of this Article TENTH have been met with respect to any Business Combination, (5)

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whether the proposed transaction is with, or proposed by, or on behalf of an
Interested Shareholder or an Affiliate or Associate of an Interested Shareholder, and (6) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article TENTH.

       (E) Nothing contained in this Article TENTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

       (F)   The fact that any Business Combination complies with paragraph
(B) of this Article TENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the Shareholders of this Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

       (G) For purposes of this Article TENTH, a Business Combination or any proposal to amend, repeal or adopt any provision of the Articles of Incorporation inconsistent with this Article TENTH (collectively, "Proposed Action") is presumed to have been prepared by, or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder or a person who thereafter would become such if (1) after the Interested Shareholder became such, the Proposed Action is proposed following the election of any director of this Corporation who, with respect to such Interested Shareholder, would not qualify to serve as a Disinterested Director or (2) such Interested Shareholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Shareholder, Affiliate, Associate or person, a majority of the Disinterested Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Shareholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

       ELEVENTH: At all elections of directors of this Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except for this Article as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected in the election in which his class or series of stock is entitled to vote, and each stockholder may cast all of such votes for a single nominee for director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

       TWELFTH: A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director,

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except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

       THIRTEENTH:

       (A) This Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon shareholders, directors, or any other person whomsoever by or pursuant to the Certificate of Incorporation in its present form or as hereafter are granted, subject to the rights reserved in this Article THIRTEENTH.

       (B) In addition to any requirements of law and any other provisions herein (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision hereof), the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article THIRTEENTH or Articles EIGHTH or TENTH hereof.

       THE UNDERSIGNED, being of the incorporator hereinabove named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does hereby make and file this Certificate.

DATED:   November 6, 1986

                                               /s/ KENT L. ROBERTSON
                                       -----------------------------------------
                                                 Kent L. Robertson


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







                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               TELCO SYSTEMS, INC.

      Kent L. Robertson certifies that:

       1. He is the sole incorporator of Telco Systems, Inc., a Delaware corporation.

       2. The following amendment of the Certificate of Incorporation of this Corporation is hereby adopted:

       Article ELEVENTH is amended to read as follows:

       ELEVENTH: At all elections of directors of this Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except for this Article as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected in the election in which his class or series of stock is entitled to vote, and each stockholder may cast all of such votes for a single nominee for director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit. Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of this Corporation shall so provide.

       3.   This Corporation has not received any payment for any of its stock.

       4. This amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 241 of the Delaware Corporation Law.

                                               /s/ KENT L. ROBERTSON
                                       -----------------------------------------
                                                 Kent L. Robertson


Date:  NOVEMBER 17, 1986
       -----------------

                               AGREEMENT OF MERGER

       THIS AGREEMENT OF MERGER ("Merger Agreement") is made and entered into as of December 15, 1986 by and between TELCO SYSTEMS, INC., a California corporation ("Telco-California"), and TELCO SYSTEMS, INC., a Delaware corporation ("Telco-Delaware").

                              W I T N E S S E T H:

       WHEREAS, Telco-Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

       WHEREAS, Telco-California is a corporation duly organized and existing under the laws of the State of California;

       WHEREAS, on the date of this Merger Agreement, Telco-Delaware has authority to issue 25,000,000 shares of common stock, par value $.01 per share (the "Delaware common stock"), of which 24,000,000 have been designated Common Stock and 1,000,000 have been designated Series A Junior Common Stock, and of which 100 shares of Common Stock are issued and outstanding and owned by Telco-California, and 5,000,000 shares of preferred stock, par value $.01 per share, none of which have been issued or are outstanding;

       WHEREAS, the respective Boards of Directors of Telco-Delaware and Telco-California have determined that, for the purpose of effecting the reincorporation of Telco-California in the State of Delaware, it is advisable and to the advantage of such corporations and their stockholders that Telco-California merge with and into Telco-Delaware upon the terms and conditions herein provided; and

       WHEREAS, the respective Boards of Directors of Telco-Delaware and Telco-California have approved this Merger Agreement and the Board of Directors of Telco-Delaware and Telco-California have directed that this Merger Agreement be submitted to a vote of their stockholders.

       NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Telco-California and Telco-Delaware hereby agree to merge as follows:

             (1) Merger. Telco-California shall be merged with and into Telco-Delaware, and Telco-Delaware shall survive the merger (the "Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

             (2) Directors and Officers and Governing Documents. The directors and officers of Telco-Delaware shall be the same upon the Effective Date as they are immediately prior thereto. The Certificate of Incorporation of Telco-Delaware, as in effect on the Effective Date, shall continue to be the Certificate of Incorporation of Telco-Delaware as the surviving corporation without change or amendment until further amended in accordance with the provision thereof and applicable laws. The Bylaws of Telco-Delaware, as amended and in effect on the Effective Date, shall continue to be the Bylaws of Telco-Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

             (3) Succession. On the Effective Date, Telco-Delaware shall succeed to Telco-California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Telco-California, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of Telco-Delaware and shall be as effective and binding thereon as the same were with respect to Telco-California. The requirements of any plans or agreements of Telco-California involving the issuance or purchase by Telco-California of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number of shares of Telco-Delaware.

             (4) Further Assurances. From time to time, as and when required by Telco-Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Telco-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Telco-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Telco-California, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Telco-Delaware are fully authorized in the name and on behalf of Telco-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

             (5) Common Stock of Telco-California. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of each series of common stock, no par value, of Telco-California (the "California common stock") outstanding immediately prior thereto shall be changed and converted into one fully paid and non-assessable share of the corresponding series of Delaware common stock.

             (6) Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of California common stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Delaware common stock into which the shares of California common stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Telco-Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Telco-Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware common stock evidenced by such outstanding certificate as above provided.

             (7) Options. Forthwith upon the Effective Date, each outstanding option to purchase shares of California common stock granted under the 1980 Stock Option Plan and each right to purchase California common stock under the Employee Stock Purchase Plan (the "Plans") of Telco-California shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or right, respectively, to purchase the same number of shares of Delaware common stock at the same price per share as in effect on the Effective Date and upon the same terms and subject to the same conditions as set forth in said Plans or any agreements entered into by Telco-California pursuant thereto. A number of shares of Delaware common stock shall be reserved for purposes of said Plans equal to the number of shares of California common stock so reserved as of the Effective Date. As of the Effective Date, Telco-Delaware hereby assumes all obligations of Telco-California under said Plans and the outstanding options or portions thereof granted pursuant to said Plans.

             (8) Other Employee Benefit Plans. As of the Effective Date, Telco-Delaware hereby assumes all obligations of Telco-California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

             (9) Delaware Common Stock. Forthwith upon the Effective Date, the 100 shares of Delaware common stock presently issued and outstanding in the name of Telco-California shall be canceled and retired and resume the status of authorized and unissued shares of Delaware common stock, and no shares of Delaware common stock or other securities of Telco-Delaware shall be issued in respect thereof.

             (10) Covenants of Telco-Delaware. Telco-Delaware covenants and agrees that it will on or before the Effective Date:

                   (a) Qualify to do business as a foreign corporation in the
             State of California, and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code.

                   (b) File any and all documents with the California Franchise
             Tax Board necessary for the assumption by Telco-Delaware of all of the franchise tax liabilities of Telco-California.

             (11) Amendment. Subject to applicable law, at any time before or after approval and adoption by the stockholders of Telco-California, this Merger Agreement may be amended, supplemented or modified in any manner.

             (12) Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Telco-California or Telco-Delaware, or both, notwithstanding approval of this Merger Agreement by the stockholders of Telco-Delaware or the stockholders of Telco-California or both.

             (13) Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and the same agreement.

       IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolutions of the Board of Directors of Telco-Delaware and Telco-California, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                           TELCO SYSTEMS, INC.
                                           A Delaware corporation

                                           By: /s/ JACK SHIRMAN
                                               ----------------
                                               President

ATTEST:

/S/ KENT L. ROBERTSON
---------------------
Secretary

                                           TELCO SYSTEMS, INC.
                                           A California corporation

                                           By: /s/ JACK SHIRMAN
                                               ----------------
                                               President

ATTEST:

/s/ KENT L. ROBERTSON
---------------------
Kent L. Robertson, Secretary

                          CERTIFICATE OF THE SECRETARY
                                       OF
                               TELCO SYSTEMS, INC.

       I, Kent L. Robertson, Secretary of Telco Systems, Inc., a Delaware corporation ("Telco-Delaware"), do hereby certify, as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly approved, adopted and executed by Telco-Delaware and Telco Systems, Inc., a California corporation, was duly submitted to the sole stockholder of Telco-Delaware at a special meeting of stockholders called for the purpose of acting on said Agreement of Merger, notice of the time, place and purpose of said meeting having been waived by the sole shareholder of Telco-Delaware, and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting all of the outstanding shares of Telco-Delaware entitled to vote thereon were voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the stockholders of Telco-Delaware and as the agreement and act of Telco-Delaware.

       IN WITNESS WHEREOF, the undersigned has executed this certificate as of this December 15, 1986.

                                           /s/ KENT L. ROBERTSON
                                           ---------------------
                                           Kent L. Robertson
                                           Secretary

                          CERTIFICATE OF THE SECRETARY
                                       OF
                              TELCO SYSTEMS, INC.

       I, Kent L. Robertson, Secretary of Telco Systems, Inc., a California corporation ("Telco-California"), do hereby certify, as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly approved, adopted and executed by Telco-California and Telco Systems, Inc., a Delaware corporation, was duly submitted to the stockholders of Telco-California at a special meeting of stockholders called for the purpose of acting on said Agreement of Merger after due notice of the time, place and purpose of said meeting was mailed to each holder of common stock of Telco-California at his address as it appears on the records of Telco-California in the manner provided under the provisions of Section 601 of the California Corporations Code, and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting a majority of the outstanding common stock of Telco-California entitled to vote thereon was voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the stockholders of Telco-California and as the agreement and act of Telco-California.

       IN WITNESS WHEREOF, the undersigned has executed this certificate as of this December 15, 1986.

                                           /s/ KENT L. ROBERTSON
                                           ---------------------
                                           Kent L. Robertson
                                           Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                        TELCO TRANSMISSION SYSTEMS, INC.,
                     TELCO SYSTEMS FIBER OPTICS CORPORATION

                                       and

                    TELCO SYSTEMS NETWORK ACCESS CORPORATION

                                      INTO

                               TELCO SYSTEMS, INC.

       Telco Systems, Inc., a Delaware Corporation (the "Corporation"), does hereby certify;

       FIRST:   That the Corporation was incorporated and duly organized
pursuant to the General Corporation Law of the State of Delaware.

       SECOND:   That the Corporation owns all of the outstanding shares of capital stock of Telco Transmission Systems, Inc., a Delaware corporation, Telco Systems Fiber Optics Corporation, a California corporation, and Telco Systems Network Access Corporation, an Illinois corporation (hereinafter referred to individually as a "Subsidiary Corporation" and collectively as the "Subsidiary Corporations").

      THIRD: That the Corporation, by the following resolution duly adopted by its Board of Directors on the 24th day of August, 1993, determined to merge with and into itself each of the Subsidiary Corporations pursuant to Section 253 of the General Corporation Law of the State of Delaware, effective August 29, 1993:

       RESOLVED: That Telco Systems, Inc. merge with and into itself each of its subsidiaries, Telco Transmission Systems, Inc., Telco Systems Fiber Optics Corporation and Telco Systems Network Access Corporation and assume all of each of such subsidiaries' liabilities and obligations; that the merger shall be effective on August 29, 1993; and that the proper officers of this corporation be and they hereby are directed to prepare and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge into itself said Telco Transmission Systems, Inc., Telco Systems Fiber Optics Corporation and Telco Systems Network Access Corporation and assume all of their respective liabilities and obligations, and the date of adoption thereof, to cause the same to be filed with the secretary of State of Delaware and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any necessary or proper to effect said merger.

       IN WITNESS WHEREOF, Telco Systems, Inc. has caused this Certificate to be signed by Paul D. Lazay, its President, and attested by John A. Ruggiero, its Secretary, this 24th day of August, 1993.

                                          By: /s/ PAUL D. LAZAY
                                              ----------------------------------
                                              Paul D. Lazay, President

ATTEST:

By: /s/ JOHN A. RUGGIERO
    --------------------------------------
    John A. Ruggiero
    Secretary

                        CERTIFICATE OF THE VOTING POWERS,
                     DESIGNATIONS, PREFERENCES AND RELATIVE
                    PARTICIPATING, OPTIONAL AND OTHER SPECIAL
                     RIGHTS AND QUALIFICATIONS, LIMITATIONS
                           OR RESTRICTIONS OF SERIES A
                            PARTICIPATING CUMULATIVE
                               PREFERRED STOCK OF
                              TELCO SYSTEMS, INC.

             Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Telco Systems, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

             That, pursuant to the authority conferred upon the Board of Directors of the Corporation by Paragraphs (A) and (B)(1) of Article FIFTH of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation on February 19, 1997, adopted the following resolution creating a series of Preferred Stock designated as Series A Participating Cumulative Preferred Stock:

             RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, a series of Preferred Stock of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

             SECTION 1. DESIGNATION AND NUMBER OF SHARES. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), par value $.01 per share. The number of shares initially constituting the Series A Preferred Stock shall be 200,000; PROVIDED, HOWEVER, that, if more than a total of 200,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of February 19, 1997, between the Corporation and The First National Bank of Boston, a national banking association, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

             SECTION 2. DIVIDENDS OR DISTRIBUTIONS. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $1.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 100; PROVIDED, HOWEVER, that if at any time after February 19, 1997, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and PROVIDED FURTHER, that, if at any time after February 19, 1997, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Series A Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

             (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

             (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; PROVIDED, HOWEVER, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

             (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

             (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

             SECTION 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

             (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

             (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

             (c) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this
Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

             (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

             SECTION 4. CERTAIN RESTRICTIONS. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

             (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

             (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; PROVIDED that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

             (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

             SECTION 5. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $100.00 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

             SECTION 6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this
Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

             SECTION 7. NO REDEMPTION; NO SINKING FUND. (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; PROVIDED, HOWEVER, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

             (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

             SECTION 8. RANKING. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

             SECTION 9. FRACTIONAL SHARES. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100th) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; PROVIDED that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

             SECTION 10. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of Section (B)(1) of Article V of the Certificate of Incorporation.

             SECTION 11. AMENDMENT. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class; PROVIDED, HOWEVER, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.

             IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name on this 19th day of February, 1997.

                                           TELCO SYSTEMS, INC.



                                           By: /s/ WILLIAM B. SMITH
                                               -------------------------
                                              Name: Dr. William B. Smith
                                              Title: President and
                                                     Chief Executive Officer

Attest:



/s/ EDWARD N. GADSBY, JR.
---------------------------
Name: Edward N. Gadsby, Jr.
Title: Assistant Secretary